Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement of Harbor Custom Development, Inc. and Subsidiaries (the “Company”) on Form S-1 of our report dated March 31, 2021, with respect to our audit of the financial statements of Harbor Custom Development, Inc. and Subsidiaries as of December 31, 2020 and 2019, and for the years then ended, and to all references to our firm included in this Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

July 12, 2021